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                                                                EXHIBIT 4.b

                               AMENDMENT NO. 1
                                     TO
                              CREDIT AGREEMENT

         THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT ("Amendment") is entered into and dated as of February 10, 1998 by and among MascoTech, Inc., a Delaware corporation (together with its successors, "MascoTech"), TriMas Corporation, a Delaware corporation (successor by merger to MascoTech Acquisition, Inc., a Delaware corporation, and, together with its successors, "TriMas"), any Borrowing Subsidiaries which are now or may hereafter become a party hereto from time to time (each individually a "Borrowing Subsidiary" and collectively, the "Borrowing Subsidiaries") (MascoTech, TriMas and each Borrowing Subsidiary referred to individually as a "Borrower" and collectively as the "Borrowers"), the Banks party hereto from time to time (collectively, the "Banks" and individually, a "Bank"), The First National Bank of Chicago (the "Administrative Agent") and Bank of America NT&SA and NationsBank, N.A. (the "Syndication Agents", and collectively with the Administrative Agent, the "Agents") under that certain Credit Agreement among the parties referred to above dated as of January 16, 1998 (the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

         WHEREAS, the Borrowers, the Banks and the Agents have entered the Credit Agreement; and

         WHEREAS, the Borrowers, the Banks and the Agents have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Banks and the Agents agree as follows:

         1. Amendment to the Credit Agreement. Effective as of February 10, 1998 and subject to the satisfaction of the conditions precedent set forth in
Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

        (a)   The following definitions in Section 1.1 shall be amended:

              (1) The definition of "Revolving Credit Commitment" shall be amended to delete the reference to "Section 3.10" and substitute therefor "Section 3.10(a)" at the end thereof.

              (2) The definition of "Term Loan Commitment" shall be amended to delete the word "and" before "(ii)" and to insert a comma in its place, and to add "and (iii) as such amount may be reduced from time to time pursuant to Section 3.10(b)" before the period at the end thereof.

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        (b)   Section 3.2 is amended in its entirety as follows:

        3.2   Term Loans.   Subject to the terms and conditions set forth in
    this Agreement, each Bank on and after the Closing Date severally and not jointly agrees to make a term loan, in Dollars, to one or more of the Borrowers in an aggregate amount not to exceed such Bank's Term Loan Commitment (each individually, a "Term Loan" and, collectively, the "Term Loans"). All Term Loans shall be made by the Banks on or after the Closing Date simultaneously and pro rata, it being understood that no Bank shall be responsible for any failure by any other Bank to perform its obligation to make any Term Loan hereunder nor shall the Term Loan Commitment of any Bank be increased or decreased as a result of any such failure, it being further understood that all or part of the initial Term Loans extended to the Borrowers on the Closing Date may be refinanced after the Closing Date with Term Loans made to one or more of the Borrowers. Each Bank's Term Loan Commitment shall be reinstated as of the date any Borrower requests a Term Loan to refinance an existing Term Loan originally made to a different Borrower.

         (c) Section 3.7(a) is amended to delete the word "Revolving" in the fifth line thereof.

         (d) Section 3.8(b) is amended to add the following sentence at the end thereof:

         Upon any refinancing of a Term Loan, the applicable Borrower or Borrowers shall execute a new Term Loan Note payable to each Bank in an amount equal to the Term Loan Commitment of such Bank.

         (e) Section 3.10 is amended (1) to add "(a)" prior to the first word thereof and (2) to add a new Section 3.10(b) as follows:

         Subject to Section 5.5, the Borrowers shall have the right at any time and from time to time, upon one Business Day's prior written notice to the Administrative Agent, to terminate or proportionately reduce the amount of the Term Loan Commitments, provided, that any partial reduction of the amount of the Term Loan Commitments shall be in the amount of $5,000,000 or a multiple of $1,000,000 in excess thereof, provided that after giving effect to any such voluntary reduction, the Dollar Equivalent of the outstanding Term Loans shall not exceed the amount of the Term Loan Commitments, as reduced from time to time. The Term Loan Commitments or any portion thereof terminated or reduced pursuant to this Section may not be reinstated. Upon receipt of any notice from the Borrowers pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of any reduction of the Term Loan Commitments. Each such notice shall be irrevocable by the Borrowers once the Administrative Agent begins notifying any Bank of the contents thereof.

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         (f)   Section 3.11 is amended (1) to delete words "The Revolving Credit
Commitments" in the first line and to substitute therefor "All Commitments" and
(2) to delete the last sentence thereof.

         (g) Section 4.1(b)(i) is amended (1) to add the words "and the Term Loan Commitments" after the words "Term Loans" in the third line thereto and
(2) to add the following sentence after the word "hereunder" in the fourth line thereto:

    The principal amount of the installments may be paid by any or all of the Borrowers at their discretion provided that each of the quarterly installments shall be in the aggregate amounts set forth below:

         (h) Section 4.1(b)(i) is further amended to insert the words ", except that the initial Term Loans extended to the Borrowers on the Closing Date may be refinanced with Term Loans made subsequently to one or more of the Borrowers" after the word "repaid" at the end thereof.

         (i)   The following Section 4.1(b)(ii) is added:

         A repayment made within five (5) Business Days prior to the scheduled installment date for such repayment, as set forth in Section 4.1(b)(i), shall be applied to the installment due within such five (5) Business Days and shall not be deemed a prepayment. Any such repayment shall be subject to the provisions of Section 5.5.

         (j) Section 4.2(g) is amended to add the words "(other than repayments made within five (5) Business Days prior to the scheduled installment date for such repayments as permitted by Section 4.1(b)(ii))" after the words "Term Loans" in the first line thereof.

         (k) Section 7.11(b) shall be amended to delete the words "and (v)" in the last line thereof and to substitute the words ", (v) to refinance the Term Loans made to the Borrowers on the Closing Date with Term Loans made to one or more of the Borrowers and (vi)".

        (l) Section 7.14 is amended to delete "(i)" in the third line thereof.

        (m)   Section 11.1(a)(ii) is amended in its entirety as follows:

    except as expressly authorized hereunder, amend, extend or terminate the respective Commitment of any Bank (other than any amendment, extension or termination of any Alternate Currency Commitment other than an extension of any Alternate Currency Commitment beyond the Termination Date.)

        (n) Section 11.6(c) is amended to insert the words "or special purpose funding entity" after each appearance of the words "financial institution(s)" in the first, second and third


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lines thereof and to insert the words "or special purpose funding entity's"
after the words "financial institution's" in the fourth line thereof.

         (o) Section 11.6(d) is amended to delete the reference to "the Borrowers" in the first line thereof and to substitute therefor the word "MascoTech".

         (p) Section 11.6(e) is amended to insert the word "it" after the word "that" in the last line thereof.

         (q) Section 11.6(g) is amended to insert the word "a" before the words "new Revolving Note" and before the words "Term Note" in the tenth line thereof.

         (r) Section 11.7 is amended to insert the words "or special purpose funding entity" after each appearance of the words "financial institution" in the eighteenth and twentieth lines thereof and after the word "institutions" in the twenty-third line thereof.

         2. Conditions Precedent. This Amendment shall become effective as of the date above written, if, and only if, the Administrative Agent has received duly executed originals of this Amendment from the Borrowers and the Required Banks.

         3. Representations and Warranties of the Borrowers. The Borrowers hereby represent and warrant as follows:

         (a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.

         (b) Upon the effectiveness of this Amendment, the Borrowers hereby reaffirm all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agree that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

         4.  Reference to and Effect on the Credit Agreement.

         (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

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         (c)  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Banks, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

         5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of New York.

         6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         7. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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            IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.


                                    MASCOTECH, INC., as a Borrower


                                    By: /s/Timothy Wadhams
                                       ------------------------------
                                      Name:  Timothy Wadhams
                                      Title:  Vice President/Controller and
                                                Treasurer


                                    TRIMAS CORPORATION, as a Borrower


                                    By: /s/Timothy Wadhams
                                       ------------------------------
                                      Name:  Timothy Wadhams
                                      Title: Senior Vice President
                                             and CFO


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                                    THE FIRST NATIONAL BANK OF CHICAGO, as
                                    Administrative Agent and Bank


                                    By: /s/Richard H. Huttenlocher
                                       ------------------------------
                                      Name:  Richard H. Huttenlocher
                                      Title:  First Vice President


                                    BANK OF AMERICA NT&SA, as Syndication
                                    Agent and Bank


                                    By: /s/Lewis B. Fisher
                                       ------------------------------
                                      Name:  Lewis B. Fisher
                                      Title: Managing Director


                                    NATIONSBANK, N.A., as Syndication Agent
                                    and Bank


                                    By: /s/Wallace Harris Jr.
                                       ------------------------------
                                      Name:  Wallace Harris Jr.
                                      Title: Vice President


BANKS:                              COMERICA BANK


                                    By: /s/A.J. Anderson
                                       ------------------------------
                                      Name:  A.J. Anderson
                                      Title: First Vice President


                                    CIBC INC.


                                    By: /s/Stephanie E. DeVane
                                       ------------------------------
                                      Name:  Stephanie E. DeVane
                                      Title: Executive Director, CIBC
                                             Oppenheimer Corp., as Agent


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                                    FIRST UNION NATIONAL BANK


                                    By: /s/Glenn F. Edwards
                                       ------------------------------
                                      Name:  Glenn F. Edwards
                                      Title: Vice President


                                    KEYBANK NATIONAL ASSOCIATION


                                    By: /s/Thomas A. Crandell
                                       ------------------------------
                                      Name:  Thomas A. Crandell
                                      Title: Vice President


                                    PNC BANK, NATIONAL ASSOCIATION


                                    By:
                                       ------------------------------
                                      Name:  Peter F. Stack
                                      Title: Assistant Vice President


                                    THE BANK OF NEW YORK


                                    By: /s/Edward J. Dougherty III
                                       ------------------------------
                                      Name:  Edward J. Dougherty III
                                      Title: Vice President


                                    THE BANK OF NOVA SCOTIA


                                    By: /s/F.C.H. Ashby
                                       ------------------------------
                                      Name:  F.C.H. Ashby
                                      Title: Senior Manager Loan
                                             Operations